                                                               EXHIBIT 10.5


                                REMEDIATION AGREEMENT


          REMEDIATION AGREEMENT, dated as of December ____, 1998 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is made by Commonwealth Edison Company, an Illinois corporation ("COMED") in favor of the "Holders" (as defined below) and Harris Trust and Savings Bank, an Illinois banking corporation, not in its individual capacity but solely in its capacity as Indenture Trustee (the "INDENTURE TRUSTEE") under the Indenture (as defined below).


                                      WITNESSETH

          WHEREAS, pursuant to that certain Indenture dated as of the date hereof, between ComEd Transitional Funding Trust (the "NOTE ISSUER") and the Indenture Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), the Note Issuer will be issuing certain Notes, to be supported by certain assets vested in ComEd Funding, LLC (the "GRANTEE") and assigned by the Grantee to the Note Issuer, all as more particularly described in that certain Agreement Relating to Grant of Intangible Transition Property (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "GRANT AGREEMENT") by and between ComEd and the Grantee dated as of December ___, 1998 and that certain Intangible Transition Property Sale Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT") by and between the Grantee and the Note Issuer, dated as of December ___, 1998; and

          WHEREAS, the proceeds of the Notes are being paid to ComEd in connection with certain transactions contemplated by Article XVIII of the Public Utilities Act and the issuance of the Notes is therefore of direct and tangible benefit to ComEd;

          NOW, THEREFORE, in order to induce the Holders to purchase the Notes, and to provide further assurance to such Holders that all proceeds of the assets which are intended to be vested in the Grantee and assigned to the Note Issuer to support the payment of the Notes will in fact be paid to the Indenture Trustee to pay the Notes, ComEd hereby agrees, for the direct benefit of the Holders, and not by way of assignment of any rights under the Grant Agreement, as follows:

          SECTION 1. DEFINED TERMS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

          (b) Non-capitalized terms used herein which are defined in the Public Utilities Act shall, as the context requires, have the meanings assigned to such terms in the Public Utilities Act, but without giving effect to amendments to the Public Utilities Act after the date hereof which have a material adverse effect on the Indenture Trustee or the Holders.

          (c) All terms defined in this Agreement shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (d) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and the term "including" shall mean "including without limitation".

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

          SECTION 2.  REPRESENTATIONS AND WARRANTIES OF COMED.

          (a) ComEd is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to enter into this Agreement.

          (b) ComEd has the requisite power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by ComEd by all necessary corporate action.

          (c) This Agreement constitutes a legal, valid and binding obligation of ComEd enforceable against ComEd in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation or by-laws of ComEd, or any indenture, agreement or other instrument to which ComEd is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or (iii) violate any law or any order, rule or regulation applicable to ComEd of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ComEd or its properties.

          (e) Upon the effectiveness of the 1998 Initial Tariff: (i) all of the 1998 Transition Property constitutes a current property right vested in the Grantee; (ii) the 1998 Transition Property includes, without limitation, (A) the right, title and interest in the IFCs authorized under the 1998 Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the IFCs set forth in the 1998 Initial Tariff, and (C) all rights to obtain adjustments to the IFCs pursuant to the 1998 Funding Order; and (iii) the Note Issuer is entitled to impose and collect the IFCs described in the 1998 Funding Order and the 1998 Initial Tariff in an aggregate amount equal to the principal amount of the Notes, all interest thereon, all amounts required to be deposited in the Reserve Subaccount, the Overcollateralization Subaccount and (to the extent payable from the proceeds of the IFCs) the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full, subject only to the $6.323 billion limitation set forth in the 1998 Funding Order as to the maximum dollar amount of 1998 Transition Property created thereunder.

          (f) To the fullest extent permitted by the Funding Law and all other applicable law, the 1998 Transition Property and the right to impose and collect IFCs contemplated thereunder constitute current property rights of the Grantee and its assigns, including the Note Issuer and its assigns (including the Indenture Trustee on behalf of the Holders), which property has been placed beyond the reach of ComEd and its creditors, as in a true sale, and which property rights may not be limited, altered, impaired, reduced or otherwise terminated by any subsequent actions of ComEd or any third party and which shall, to the full extent permitted by law, be enforceable against ComEd, its successors and assigns, and all other third parties (including judicial lien creditors) claiming an interest therein by or through ComEd or its successors and assigns.

          SECTION 3. COVENANTS OF COMED. So long as any of the Notes are outstanding, ComEd will take any and all actions reasonably necessary to preserve the rights of Holders with respect to payments on the Notes out of the amounts represented by IFCs or their equivalent, including, but not limited to,
(i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Holders the right to receive payments as provided in the Notes, (ii) defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to or judicial invalidation of the Amendatory Act or any Funding Order or the rights of the Holders by legislative enactment or otherwise that would be adverse to the Grantee, the
Note Issuer or any Holders, (iii) continuing to deduct and pay over to the Indenture Trustee for the benefit of the Holders, all IFCs and IFC Payments or equivalent revenues received by ComEd notwithstanding any declaration of invalidity of the Amendatory Act, the Funding Law, the Funding Order and/or the Grant Agreement, and (iv) making any and all payments required to be made by ComEd under the Basic Documents for the benefit of the Holders and the Indenture Trustee notwithstanding any declaration of invalidity described above.

          SECTION 4. NATURE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in SECTION 2 of this Agreement, insofar as they involve conclusions of law, are made not on the basis that ComEd purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties' good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Notes, and to reflect the parties' agreement that, if such understanding turns out to be incorrect or inaccurate, ComEd will be obligated to indemnify the Holders on account of any such inaccuracy.

          SECTION 5. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, COMED. Any Person (a) into which ComEd may be merged or consolidated, (b) which may result from any merger or consolidation to which ComEd shall be a party or (c) which may succeed to the properties and assets of ComEd substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of ComEd hereunder, shall be the successor to ComEd under this Agreement without further act on the part of any of the parties to this Agreement.

          SECTION 6. AMENDMENTS. This Agreement may, with the prior written consent of the Rating Agencies and written notice to the Indenture Trustee, be amended in writing from time to time by ComEd; PROVIDED that, unless the Rating Agency Condition has been satisfied with respect to such amendment, this Agreement may not be so amended except with the prior written consent of the Indenture Trustee and Holders holding not less than a majority of the Outstanding Amount of the Notes of all Series. Promptly after the execution of any such amendment or consent, ComEd shall furnish a copy of such amendment or consent to the Grantee, the Note Issuer and each of the Rating Agencies. It shall not be necessary for the consent of the Rating Agencies or the Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 7. NOTICES. All demands, notices and communications upon or to ComEd or the Indenture Trustee shall be in writing, personally delivered, mailed or sent by facsimile or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of ComEd, to Commonwealth Edison Company, 10 South Dearborn Street, 37th Floor, Chicago, Illinois 60603 and (b) in the case of the Indenture Trustee, at the Corporate Trust Office, or as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

          SECTION 8. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 6, this Agreement may not be assigned by ComEd.

          SECTION 9. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Indemnmified Parties and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person (including, without limitation, the Grantee or the Note Issuer) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 10. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 12. HEADINGS. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 13. INTEGRATION. This Agreement represents the agreement of ComEd with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by ComEd relative to the subject matter hereof not expressly set forth or referred to herein.

          SECTION 14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 15. HOLDERS AS THIRD PARTY BENEFICIARIES. ComEd and the Indenture Trustee agree that (i) the Holders are direct and express third-party beneficiaries of the provisions of this Agreement and (ii) the Indenture Trustee is authorized to enforce the terms and provisions of this Agreement on behalf of, and for the benefit of, the Holders.

          SECTION 16. REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE. The agreements, representations, warranties, indemnities and other statements of ComEd or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive (a) the grant of the 1998 Transition Property and the issuance and delivery of the Notes and (b) the termination, cancellation or invalidity of the Amendatory Act, the Funding Law, any Funding Order or the Grant Agreement.


                                      * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                         COMMONWEALTH EDISON
                                         COMPANY

                                         By: ___________________________
                                         Name:
                                         Title:



                                         HARRIS TRUST AND SAVINGS BANK,
                                         not in its individual capacity, but
                                         solely in its capacity as INDENTURE
                                         TRUSTEE under the Indenture


                                         By: ____________________________
                                         Name:
                                         Title: